EXHIBIT 99.1

NEWS RELEASE

Media Contact:	Geoff Teeter Caroline Pecquet	(650) 225-8171 (650) 467-7078

Investor Contact:	Kathee Littrell Sue Morris	(650) 225-1034 (650) 225-6523

http://www.gene.com

GENENTECH ANNOUNCES FIRST QUARTER 2008 RESULTS

SOUTH SAN FRANCISCO, Calif. – April 10, 2008 –Genentech, Inc. (NYSE: DNA) today announced financial results for the first quarter of 2008.  Key results for the first quarter of 2008 include:

•	U.S. product sales of $2,205 million, an 8 percent increase from U.S. product sales of $2,037 million in the first quarter of 2007.
•	Non-GAAP operating revenues of $3,059 million[1], an 8 percent increase from operating revenues of $2,843 million in the first quarter of 2007; GAAP operating revenues of $3,063 million.
•
Non-GAAP net income of $895 million, a 13 percent increase from $792 million in the first quarter of 2007[1]; GAAP net income of $790 million, a 12 percent increase from $706 million in the first quarter of 2007.

•
Non-GAAP earnings per share of $0.84, a 14 percent increase from $0.74 per share in the first quarter of 2007[1]; GAAP earnings per share of $0.74, a 12 percent increase from $0.66 per share in the first quarter of 2007.

Reconciliations between non-GAAP and GAAP earnings per share for first quarters of 2008 and 2007 are provided in the following table:

	Non-GAAP Diluted EPS	Employee Stock-Based Compensation Expense	Net Charges related to Redemption, Acquisition and Special Items	Reported GAAP Diluted EPS
Q1 2008	$0.84	($0.07)	($0.03)	$0.74
Q1 2007	$0.74	($0.06)	($0.02)	$0.66

The company continues to forecast full-year 2008 non-GAAP earnings to be in the range of $3.35 to $3.45 per share.1

Product Sales and Royalty Revenues
Information on product sales for the three months ended March 31, 2008 and 2007, are provided in the following tables (dollars in millions):

	Three Months Ended March 31,
	2008	2007	% Change
Rituxan®	$605	$535	13%
Avastin®+	600	533	13
Herceptin®	339	311	9
Lucentis®	198	211	(6)
Xolair®	117	111	5
Tarceva®	111	102	9
Nutropin® Products	84	91	(8)
Thrombolytics	67	68	(1)
Pulmozyme®	57	52	10
Raptiva®	26	24	8
Total U.S. product sales ++	$2,205	$2,037	8

Net product sales to collaborators	174	292	(40)
Total product sales ++	$2,379	$2,329	2
________________________
+
First quarter 2008 Avastin U.S. product sales results include a net deferral of approximately $1 million in conjunction with the company’s Avastin Patient Assistance Program.  First quarter 2007 Avastin U.S. product sales results included a net deferral of approximately $3 million.

++	Amounts may not sum due to rounding.

The company also reported that non-GAAP royalty revenues were $612 million1 in the first quarter of 2008, a 46 percent increase from the first quarter of 2007. The increase was primarily due to growth in ex-U.S. sales of products by collaborators Roche and Novartis, in addition to foreign exchange related benefits of the weak dollar.

Total Costs and Expenses
Information on costs and expenses including cost of sales (COS), research and development (R&D) and marketing, general and administrative (MG&A) expenses for the three months ended March 31, 2008 and 2007, are provided in the following tables (dollars in millions)2:

	Three Months Ended March 31,
	2008	2007	% Change
non-GAAP[2]
COS	$367	$376	(2)%
R&D	575	572	1
MG&A	471	445	6
GAAP
COS	389	392	(1)
R&D	617	610	1
MG&A	517	491	5
Note: Genentech's first quarter 2008 non-GAAP reported COS, R&D and MG&A expenses exclude the effects of employee stock-based compensation expense of $22 million, $42 million, and $46 million, respectively. First quarter 2007 non-GAAP reported COS, R&D and MG&A expenses exclude the effects of employee stock-based compensation expense of $16 million, $38 million, and $46 million, respectively.2

	Three Months Ended March 31,
	2008	2007
non-GAAP[2]
COS as a % of product sales	15%	16%
R&D as a % of operating revenues	19%	20%
MG&A as a % of operating revenues	15%	16%
GAAP
COS as a % of product sales	16%	17%
R&D as a % of operating revenues	20%	21%
MG&A as a % of operating revenues	17%	17%

Clinical Development
Genentech expects to submit the supplemental Biologics License Application (sBLA) to the U.S. Food and Drug Administration (FDA) for accelerated approval of Avastin® (bevacizumab) for the treatment of relapsed glioblastoma multiforme in the second half of 2008. Data will be presented at the 2008 annual meeting of the American Society of Clinical Oncology (ASCO).

Genentech announced that the Phase III study sponsored by its collaborator Novartis evaluating Xolair® (Omalizumab) for subcutaneous use in patients 6 to 11 years of age with moderate-to-severe, persistent, inadequately controlled allergic asthma met its primary endpoint, demonstrating a statistically significant reduction in exacerbations in Xolair-treated patients compared with placebo-treated patients with no new safety signals reported. The companies will evaluate the complete study results and feedback from the FDA to determine appropriate next steps. The data will be presented at a medical conference later this year.

Webcast
Genentech will be offering a live webcast of a discussion by Genentech management of its financial and other business results on Thursday, April 10, 2008, at 1:45 p.m. Pacific Time (PT). The live webcast may be accessed on Genentech's website at http://www.gene.com. This webcast will be available via the website until 5:00 p.m. PT on May 1, 2008. A telephonic audio replay of the webcast will be available beginning at 4:45 p.m. PT on April 10, 2008 through 4:45 p.m. PT on April 17, 2008. Access numbers for this replay are: 1-800-642-1687 (U.S./Canada) and 1-706-645-9291 (international); conference ID number is 39992140.

About Genentech
Founded more than 30 years ago, Genentech is a leading biotechnology company that discovers, develops, manufactures and commercializes medicines to treat patients with significant unmet medical needs. The company has headquarters in South San Francisco, California and is listed on the New York Stock Exchange under the symbol DNA. For additional information about the company, please visit http://www.gene.com.

About Genentech's Commitment to Patient Access
Genentech is committed to patients having access to our therapies. Through its Genentech Access Solutions program, the company provides patients and healthcare providers with coverage and reimbursement support, patient assistance and informational resources. Patient assistance support is for those eligible patients in the United States who do not have insurance coverage or who cannot afford their out-of-pocket co-pay costs. Since 1985, when its first product was approved, Genentech has donated approximately $1 billion in free medicine to uninsured patients through the Genentech® Access to Care Foundation (GATCF) and other product donation programs. Since 2005, Genentech has also donated more than $140 million to various independent, non-profit organizations that provide financial assistance to eligible patients who cannot access needed medical treatment due to co-pay costs.

For information on Genentech’s latest business and product development events please refer to http://www.gene.com/gene/news/press-releases/index.jsp.

This press release contains forward-looking statements regarding the presentation of data from clinical studies of Xolair and Avastin, the submission of an sBLA to the FDA for Avastin, and expected growth in non-GAAP earnings per share for 2008. Such statements are predictions and involve risks and uncertainties such that actual results may differ materially. Such risks and uncertainties include, but are not limited to, the need for additional data, data analysis or clinical studies; the results of clinical trials; BLA preparation and decision making; FDA actions or delays; failure to obtain or maintain FDA approval; difficulty in obtaining materials from suppliers; unexpected safety, efficacy or manufacturing issues for us or our contract/collaborator manufacturers; product withdrawals; competition; efficacy data concerning any of our products which shows or is perceived to show similar or improved treatment benefit at a lower dose or shorter duration of therapy; pricing decisions by us or our competitors; our ability to protect our proprietary rights; the outcome of, and expenses associated with, litigation or legal settlements; our cost of sales, other expenses and indebtedness; variations in collaborator sales and expenses; fluctuations in contract revenues and royalties; actions by Roche that are adverse to our interests; decreases in third party reimbursement rates; and changes in accounting or tax laws or the application or interpretation of such laws. Please also refer to Genentech's periodic reports filed with the Securities and Exchange Commission. Genentech disclaims, and does not undertake, any obligation to update or revise forward-looking statements in this press release.

________________________
(1)
Genentech's non-GAAP royalty revenues and operating revenues exclude recognition of deferred royalty revenue associated with the acquisition of Tanox, Inc. of $4 million.  In the first quarter of 2008, GAAP royalty revenues and GAAP operating revenues were $616 million and $3,063 million, respectively. Genentech's non-GAAP net income and non-GAAP earnings per share exclude the after-tax impact of certain items associated with the acquisition of Tanox, Inc., (including recurring recognition of deferred royalty revenue and recurring amortization of intangible assets); recurring charges related to the 1999 redemption of Genentech's stock by Roche Holdings, Inc.; litigation-related and similar special items; and employee stock-based compensation expense. The differences in non-GAAP and GAAP amounts are reconciled in the accompanying tables and on http://www.gene.com.

(2)
Genentech's non-GAAP reported COS, R&D and MG&A expenses exclude the effects of employee stock-based compensation expense associated with Genentech's adoption of FAS 123R on January 1, 2006. The differences in non-GAAP and GAAP amounts are reconciled in the accompanying tables and on http://www.gene.com.

###

GENENTECH, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months
	Ended March 31,
	2008	2007
Revenues:
Product sales	$2,379	$2,329
Royalties	616	419
Contract revenue	68	95
Total operating revenues	3,063	2,843

Costs and expenses:
Cost of sales (includes employee stock-based compensation expense: three months–2008–$22; 2007–$16)	389	392
Research and development (includes employee stock-based compensation expense: three months–2008–$42; 2007–$38)	617	610
Marketing, general and administrative (includes employee stock-based compensation expense: three months–2008 and 2007–$46)	517	491
Collaboration profit sharing	279	252
Recurring charges related to redemption and acquisition	43	26
Special items: litigation-related	14	13
Total costs and expenses	1,859	1,784

Operating income	1,204	1,059

Other income (expense):
Interest and other income, net(1)	74	74
Interest expense	(18)	(18)
Total other income, net	56	56

Income before taxes	1,260	1,115
Income tax provision	470	409
Net income	$790	$706

Earnings per share:
Basic	$0.75	$0.67
Diluted	$0.74	$0.66

Weighted average shares used to compute earnings per share:
Basic	1,053	1,053
Diluted	1,068	1,071
_________________________
(1)
“Interest and other income, net” includes interest income, net realized gains from the sale of certain biotechnology equity securities and write-downs for other-than-temporary impairments in the fair value of certain debt and biotechnology equity securities.  For further detail, refer to our web site at www.gene.com.

GENENTECH, INC.
RECONCILIATION OF GAAP to NON-GAAP NET INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months
	Ended March 31,
	2008	2007
GAAP net income	$790	$706
Royalty revenue(1)	(4)	-
Employee stock-based compensation expense under FAS 123R(2) included in the following operating expenses:
Cost of sales	22	16
Research and development	42	38
Marketing, general and administrative	46	46
Recurring charges related to redemption and acquisition(3)	43	26
Special items: litigation-related(4)	14	13
Income tax effect(5)	(58)	(53)
Non-GAAP net income	$895	$792

Non-GAAP earnings per share:
Diluted	$0.84	$0.74

Non-GAAP weighted average shares used to compute earnings per share(6):
Diluted	1,066	1,071
________________________
(1)	Represents recognition of deferred royalty revenue.
(2)	Represents employee stock-based compensation expense associated with FAS 123R.
(3)	Represents the amortization of intangible assets related to the 1999 redemption of our common stock by Roche Holdings, Inc. and our acquisition of Tanox, Inc. in 2007.
(4)	Includes accrued interest and bond costs in the first quarters of 2008 and 2007 related to the City of Hope trial judgment.
(5)
Reflects the income tax effects of excluding employee stock-based compensation expense under FAS 123R, recurring charges related to the redemption of our common stock, litigation-related special items and items related to our acquisition of Tanox, Inc.

(6)	Weighted average shares used to compute non-GAAP diluted earnings per share were computed exclusive of the methodology used to determine dilutive securities under FAS 123R.

Reconciliation of 2008 GAAP and Non-GAAP EPS Estimates
Our 2008 non-GAAP EPS estimate excludes the effects of:  (i) recurring amortization charges related to the 1999 redemption of our common stock by Roche Holdings, Inc. and our acquisition of Tanox, Inc., which the company forecasts to be approximately $172 million on a pretax basis in 2008, (ii) litigation-related and similar special items for accrued interest and associated bond costs on the City of Hope judgment which the company forecasts to be in the range of $15 million to $20 million on a pretax basis in 2008, (iii) recognition of deferred royalty revenue associated with the accounting for our acquisition of Tanox, Inc., which the company forecasts to be approximately $15 million on a pretax basis in 2008, (iv) income tax effect on recurring charges related to the redemption of our common stock and our acquisition of Tanox, Inc., litigation-related and similar special items, and recognition of deferred royalty revenue, which the company forecasts to be approximately $67 million to $69 million in 2008, and (v) employee stock-based compensation expense, which the company forecasts to be in the range of $0.25 to $0.27 per share for 2008 on an after-tax basis. Our 2008 GAAP EPS would include the items listed above as well as any other potential special charges related to existing or future litigation or its resolution, or changes in or adoption of accounting principles, all of which may be significant.

The statements regarding the amounts relating to the 1999 Roche redemption of our common stock, amortization of intangible assets and recognition of deferred royalty revenue associated with the acquisition of Tanox, Inc., litigation-related and similar special items and employee stock-based compensation expense are forward-looking and such statements are predictions and involve risks and uncertainties such that actual results may differ materially.  The amounts identified above could be affected by a number of factors, including a re-valuation of certain intangible assets, greater than expected litigation-related and similar costs, changes in or adoption of accounting principles, the number of options granted to employees, our stock price and certain valuation assumptions concerning our stock.  We disclaim, and do not undertake, any obligation to update or revise any of these forward-looking statements.

GENENTECH, INC.
SELECTED CONSOLIDATED FINANCIAL DATA
(In millions)
(Unaudited)

	March 31,	December 31,
	2008	2007
Selected consolidated balance sheet data:
Cash, cash equivalents and short-term investments	$4,857	$3,975
Accounts receivable – product sales, net	889	847
Accounts receivable – royalties, net	701	620
Accounts receivable – other, net	228	299
Inventories	1,469	1,493
Long-term marketable debt and equity securities	2,201	2,090
Property, plant and equipment, net	5,135	4,986
Goodwill	1,577	1,577
Other intangible assets	1,127	1,168
Other long-term assets	378	366
Total assets	20,118	18,940
Total current liabilities	3,972	3,918
Long-term debt(1)	2,460	2,402
Total liabilities	7,204	7,035
Total stockholders’ equity	12,914	11,905

	Three Months
	Ended March 31,
	2008	2007
Selected consolidated cash flow data:
Capital expenditures(1)	$200	$209

Total GAAP depreciation and amortization expense	139	106
Less: redemption and acquisition related amortization expense(2)	(43)	(26)
Non-GAAP depreciation and amortization expense	$96	$80
_________________________
(1)
Capital expenditures exclude approximately $42 million at March 31, 2008 and $57 million at March 31, 2007 in capitalized costs related to our accounting for construction projects for which we are considered to be the owner during the construction period.  We have recognized related amounts as a construction financing obligation in long-term debt.  The balances in long-term debt related to the construction financing obligation are $440 million at March 31, 2008 and $399 million at December 31, 2007.

(2)	Represents the amortization of intangible assets related to the 1999 redemption of our common stock by Roche Holdings, Inc. and our acquisition of Tanox, Inc. in 2007.